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                                                                     EXHIBIT 5.1

                     [ROBERT N. WILKINSON, ESQ. LETTERHEAD]


July __, 1998

Easyriders, Inc.
567 San Nicolas Drive, Suite 400
Newport Beach, California  92660

Gentlemen:

        I have served as counsel for Easyriders, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Company's Registration Statement on Form S-4 (the "Registration Statement"), of up to 10,000,000 shares of the authorized but unissued common stock, par value $.001 per share, of the Company (the "Shares"), to be issued pursuant to that certain Agreement and Plan of Merger dated as of June 30, 1998, by and among the Company, Newriders, Inc., a Nevada corporation, and Easyriders Sub, Inc., a Nevada corporation (the "Merger Agreement").

        As counsel to the Company, I have examined the Registration Statement, including the Proxy Statement/Prospectus contained therein, and such other documents as I have deemed necessary or appropriate in order to express the opinion set forth below. In connection with my opinion hereinafter given, I have examined and relied upon originals, or copies, certified or otherwise, identified to my satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives and other documents as I have deemed relevant and necessary as a basis for such opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies.

        Based upon the foregoing, I am of the opinion that when (i) the Registration Statement shall have become effective under the Securities Act, and
(ii) the Shares shall have been issued and delivered in the manner and on the terms set forth in the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is

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Easyriders, Inc.
July __, 1998
Page 2



required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

        Very truly yours,



        Robert N. Wilkinson